UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report

August 27, 2007

PIPELINE DATA INC.

(Exact name of small business issuer in its charter)

Delaware	7389	13-3953764
(State or jurisdiction of incorporation or organization)	(Primary Standard Indus. Classification Code Number)	(I.R.S. Employer Identification No)

1515 Hancock Street, Suite 301, Hancock Plaza

                Quincy, Massachusetts 02169

(617) 405-2600

(Address and telephone number of principal executive offices)

MacAllister Smith

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(617) 405-2600

(Name, address and telephone number of agent for service)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Management and the Audit Committee of the Board of Directors of the Company concluded on August 20, 2007 that the Company’s consolidated financial statements contained within the Company’s Annual Report on Form 10-KSB for the years ended December 31, 2005 and 2006, should be restated because of errors in accounting related to classifying a stock repurchase obligation as a conditional obligation as opposed to temporary equity.

The restatement relates to the accounting for certain stock repurchase obligations made in connection with the Company’s acquisition of Charge.com, Inc which had previously been considered to be conditional obligations under the terms of Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. After reviewing this arrangement under the terms of Topic No. D-98: “Classification and Measurement of Redeemable Securities”, the Company believes that the shares issued to the former Charge.com, Inc stockholders should be considered temporary equity and classified as common shares subject to put obligations. The company has reviewed this with its current and former independent registered public accounting firms on August 20, 2007 and August 23, 2007 and has identified certain adjustments that necessitate the restatement of its financial statements for years ended December 31, 2005 and 2006 and are summarized as follows:

The following table illustrates the correction of error as shown on the face of the Company’s balance sheets:

	As previously reported 12/31/06	Restatement Adjustment 12/31/06	As restated 12/31/06	As previously reported 12/31/05	Restatement Adjustment 12/31/05	As restated 12/31/05
Temporary Equity
Common shares subject to put obligation	$ --	$12,576,951	$12,576,951	$ --	$11,747,572	$11,747,572
Common Stock	48,016	(9,398)	38,618	38,594	(9,398)	29,196
Additional paid-in capital	35,041,816	(11,738,174)	23,303,642	18,900,948	(11,738,174)	7,162,774
Retained deficit	(4,455,722)	(829,379)	(5,285,101)	(2,169,887)	$ --	(2,169,887)
Total Stockholders’ Equity	$30,596,850	$(12,576,951)	$18.019,899	$22,549,862	$(11,747,572)	$10,802,290
Effect on loss per share	$(0.05)	$ (0.02)	$(0.07)	$0.01	$ 0.00	$0.01

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pipeline Data Inc.
Dated:	August 27, 2007	By:	/s/ MacAllister Smith
		Name:	MacAllister Smith
		Title:	Chief Executive Officer